Exhibit 99.1

NeoGenomics Provides 2025 Financial Guidance and Updates Long-Range Financial Plan

- Long-Range Plan reflects 12-13% revenue growth annually
- Presentation and webcast at 43rd Annual J.P. Morgan Healthcare Conference today, Wednesday, January 15, at 1:30 p.m. PT / 4:30 p.m. ET

FT. MYERS, Fla. – Jan. 15, 2025 – NeoGenomics, Inc. ("NeoGenomics" or the "Company") (NASDAQ:NEO), a leading oncology testing services company, today provided financial guidance for fiscal year 2025 and updated its Long-Range Financial Plan.

"We enter 2025 with our patient-centric strategy in place, focusing on product innovation, further optimization and expansion of our commercial organization, and enhancing operational efficiencies," said Chris Smith, chief executive officer of NeoGenomics. "Building on the strong momentum of double-digit revenue growth and margin expansion we have delivered over the last few years, we are updating our Long-Range Plan and now expect revenue growth of 12-13% annually, while expanding our leadership position in oncology testing."

2025 Financial Guidance

NeoGenomics is providing financial guidance[1] for 2025. The Company expects total revenues in the range of $735 million to $745 million and adjusted EBITDA in the range of $55 million to $58 million.

	FY 2024 Guidance	FY 2025 Guidance		YoY % Change from FY'24	
($ millions)	Midpoint	Low	High	Low	High
Total Revenue	$661	$735	$745	11%	13%
Adj. EBITDA	$38.5	$55	$58	43%	51%

With a strong cash position, we currently expect to retire the 2025 convertible notes maturing on May 1, 2025, with cash on hand.

Long-Range Growth Plan

The Long-Range Plan builds upon the successful execution of the previous three years. **NeoGenomics** intends to achieve the following:

- 12-13% revenue growth annually, including NGS growth of ~25% per year[2]
- Gross margin expansion of 100-150 bps per year
- Adjusted EBITDA improvement of 250-300 bps per year
- Positive cash flow from operations in 2025 and beyond
- Serving more than 1 million patients annually by 2028 and beyond

[1] The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company's securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.

[2] Revenue growth excludes MRD

About NeoGenomics NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom. Forward-Looking Statements This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. This press release includes forward-looking statements. These forward- looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties. Investor Contact Kendra Sweeney Kendra.sweeney@neogenomics.com Media Contact Andrea Sampson asampson@sampsonprgroup.com